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                                                                       EX-17.2





February 17, 1994




Ms. Rebecca A. Kagan, Corporate Secretary
The Board of Directors
The Standard Register Company
600 Albany Street
Dayton, OH  45408



Gentlemen:

For personal reasons, I hereby tender my resignation as Director of The Standard Register Company, to take effect no later than February 17, 1994.


Sincerely yours,





William P. Sherman


cc:  J. K. Darragh
     P. H. Granzow





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